Exhibit 10.52

FIRST AMENDMENT TO SECURITY AGREEMENT

This First Amendment to Security Agreement (this “Amendment”) is made as of December 20, 2019 by and among PACIFIC ETHANOL CENTRAL, LLC, a limited liability company organized under the laws of Delaware (“Grantor”), and COBANK, ACB, a federally-chartered instrumentality of the United States, as Agent (together with its successors and assigns, “Secured Party”) for the benefit of the Lenders under the PEP Credit Agreement (defined below) and ICP Credit Agreement (defined below).

WHEREAS, PACIFIC ETHANOL PEKIN, LLC, a limited liability company organized under the laws of Delaware and wholly-owned subsidiary of Grantor (“PEP”), COMPEER FINANCIAL, PCA, a federally-chartered instrumentality of the United States, successor by merger to 1st Farm Credit Services, PCA, as a Lender, and Secured Party, as Agent, are parties to a Credit Agreement dated as of December 15, 2016 (as amended by that certain Amendment No. 7 to Credit Agreement and Waiver dated December 20, 2019 (the “PEP Amendment No. 7”), and as amended, restated, supplemented or otherwise modified from time to time, collectively the “PEP Credit Agreement”).

WHEREAS, ILLINOIS CORN PROCESSING, LLC, a limited liability company organized under the laws of Delaware and wholly-owned subsidiary of Grantor (“ICP”), COMPEER FINANCIAL, PCA, a federally-chartered instrumentality of the United States, as a Lender, and Secured Party, as Cash Management Provider and Agent, are parties to a Credit Agreement dated as of September 15, 2017 as amended from time to time, including by that certain Amendment No. 1 to Credit Agreement and Waiver (the “ICP Amendment” and together with the PEP Amendment No. 7, the “Credit Agreement Amendments”) of even date herewith (and as further amended, restated, supplemented or otherwise modified from time to time, the “ICP Credit Agreement” and together with the PEP Credit Agreement, the “Credit Agreements”) pursuant to which the Lender Parties have made and may make advances and extend other financial accommodations to ICP.

WHEREAS, in connection with Amendment No. 4 to PEP Credit Agreement dated as of March 20, 2019, (i) the Grantor executed a Guaranty and Contribution Agreement even dated therewith (“Original Guaranty”) in favor of the Lender and the Secured Party, and (ii) the Grantor and the Secured Party executed a Security Agreement even dated therewith to secure, among other things, Grantor’s obligations under the Original Guaranty (as amended by this Amendment, the “Security Agreement”).

WHEREAS, in connection with Amendment No. 7 to PEP Credit Agreement even dated herewith and Amendment No. 1 to ICP Credit Agreement even dated herewith, the Grantor executed an Amended and Restated Guaranty and Contribution Agreement even dated herewith (the “Amended and Restated Guaranty”) in favor of the Lender and the Secured Party to, among other things, provide for the Grantor’s guaranty of ICP’s obligations under the ICP Credit Agreement.

WHEREAS, the Grantor, PEP and ICP have requested that the Secured Party and the Lender amend certain provisions of the Security Agreement including, without limitation, to grant a security interest to the Secured Party for the benefit of the Lender in Grantor’s equity interest in ICP.

NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid to Grantor and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Acknowledgments and Agreements. The Grantor hereby acknowledges and agrees as follows:

(a) Recitals. The Recitals to this Amendment are true and correct, and are hereby incorporated into and made a part of this Amendment and the Security Agreement.

(b) Defined Terms. Unless otherwise defined in this Amendment, all capitalized terms used herein as defined terms shall have the meanings given to them in the Security Agreement.

Section 2. Amendments to the Security Agreement.

(a) The following definitions are hereby inserted in Section 1(a) of the Security Agreement in correct alphabetical order:

“‘Paydown Amount’ means an amount equal to $40,000,000 to be applied according to the terms of the Credit Agreement.”

“‘Pledged Equity Interests’ means any equity interest in any subsidiary of Grantor pledged by Grantor to Secured Party.”

(b) Section 2 of the Security Agreement is amended by amending and restating such section in its entirety:

“2. Grant of Security Interest. Grantor hereby grants to Secured Party a continuing security interest in all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter arising or acquired (collectively, the “Collateral”):

(a) all accounts (including health-care-insurance receivables), goods (including inventory and equipment), goods (including inventory and equipment) currently or hereafter held on consignment, documents (including, if applicable, electronic documents), fixtures, instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, commercial tort claims described on Schedule 1 hereof as supplemented by any written notification given by Grantor to Secured Party pursuant to Section 4(e), general intangibles (including all payment intangibles), money, deposit accounts (including each of the deposit accounts listed on Schedule 2 attached hereto), and any other contract rights or rights to the payment of money; and

(b) all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the foregoing.”

(c) Section 3 of the Security Agreement is amended by amending and restating such section in its entirety:

“3.  Secured Obligations. The Collateral secures the payment and performance of (a) all indebtedness and obligations of Grantor under the Amended and Restated Guaranty dated as of December 20, 2019, executed by Grantor for the benefit of benefit of Compeer Financial, PCA, a federally-chartered instrumentality of the United States, successor by merger to 1st Farm Credit Services, PCA, and CoBank, ACB, a federally-chartered instrumentality of the United States, as amended, restated or modified from time to time (the “Amended/Restated Guaranty”), and (b) and all indebtedness and obligations of Grantor now or hereafter existing under this Agreement (collectively, “Secured Obligations”).”

(d) Section 17 of the Security Agreement is amended by amending and restating such section in its entirety:

“17. Termination; Release. On the date on which the Paydown Amount has been paid in full as provided in the PEP Credit Agreement, the lien and security interest granted under this Agreement with respect to all of the Collateral other than Pledged Equity Interests will terminate automatically without any delivery of any instrument or performance of any act by any party, except that provisions that by their express terms survive the termination of the Loan Documents will so survive. Upon such termination, Secured Party will, at the request and expense of Grantor, (a) duly assign, transfer and deliver to or at the direction of Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of Secured Party (but exclusive of the Pledged Equity Interests), together with any monies at the time held by Secured Party hereunder, and (b) execute and deliver to Grantor a proper instrument or instruments acknowledging the satisfaction and termination of Secured Party’s security interest and lien on the Collateral other than Pledged Equity Interests. Until such time as the Paydown Amount has been paid in full, the sale of any of PEC, Pekin, ICP and their respective Subsidiaries shall be subject to the consent of each of the Pekin Lenders and the ICP Lenders, in each case not to be unreasonably withheld, conditioned or delayed.”

Section 3. Representations and Warranties. Grantor hereby represents and warrants to the Secured Party as follows:

(a) Grantor has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment. This Amendment has been duly and validly executed and delivered to the Secured Party by Grantor, and this Amendment and the Security Agreement as amended hereby and the other Loan Documents constitute the Grantor’s legal, valid and binding obligations enforceable in accordance with their respective terms.

(b) The execution, delivery and performance by the Grantor of this Amendment, and the performance of the Security Agreement as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any authorization, consent or approval by any Governmental Authority, (ii) violate the Grantor’s Organizational Documents or any provision of any law, rule, regulation or order presently in effect having applicability to the Grantor, (iii) result in a breach of or constitute a default under any indenture or agreement to which the Grantor is a party or by which the Grantor or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Grantor (other than as required under the Loan Documents in favor of the Secured Party).

(c) For the avoidance of doubt, pursuant to the original grant of security interest by Grantor in favor of Secured Party of the benefit of Lender contained in the Security Agreement, Grantor granted a security interest in all of Grantor’s equity interest in each of PEP and Pacific Aurora, LLC, a Delaware limited liability company, and sole holder of equity in Pacific Ethanol Aurora West, LLC and Pacific Ethanol Aurora East, LLC.

Section 4. Miscellaneous. This Amendment is a Loan Document. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Colorado (other than its conflicts of laws rules). This Amendment, together with the Security Agreement amended hereby and the other Loan Documents, comprise the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to such subject matter, superseding all prior oral or written understandings. In the event of any conflict between this Amendment and the Credit Agreement Amendments, the Credit Agreement Amendments shall control. This Amendment is subject to the provisions of the PEP Credit Agreement and the ICP Credit Agreement, respectively, relating to submission to jurisdiction, venue, service of process and waiver of right to trial by jury, the provisions which are by this reference incorporated herein in full. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart signature page by facsimile or by e-mail transmission shall also deliver an original executed counterpart, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment. Grantor hereby authorizes Secured Party to amend any previously filed UCC-1 financing statements to reflect the changes to the grant of security interest made effective by this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

PACIFIC ETHANOL CENTRAL, LLC, as a Grantor

By:	/s/ Bryon T. McGregor
Name:	Bryon T. McGregor
Title:	Chief Financial Officer

Signature Page to First Amendment to Security Agreement

COBANK, ACB, as Secured Party

By:	/s/ Janet Downs
Name:	Janet Downs
Title:	Sr. Officer

Signature Page to First Amendment to Security Agreement